Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4

TO

SECURED REVOLVING CREDIT AGREEMENT

Dated as of May 7, 2004

THIS AMENDMENT NO. 4 (this “Amendment”) to the SECURED REVOLVING CREDIT AGREEMENT among MONSTER WORLDWIDE, INC., a Delaware corporation (“Monster Worldwide”), TMP WORLDWIDE LIMITED (“TMPWL”), an indirect wholly owned subsidiary of Monster Worldwide organized under the laws of the United Kingdom, BARTLETT SCOTT EDGAR LIMITED (“BSEL”, together with TMPWL, the “UK Borrowers”), an indirect wholly owned subsidiary of Monster Worldwide organized under the laws of the United Kingdom, the other “Subsidiary Borrowers” party from time to time thereto (each a “Borrower,” collectively the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), FLEET NATIONAL BANK, as sole lead arranger and as administrative agent (in such capacity, the “Administrative Agent”), THE ROYAL BANK OF SCOTLAND PLC, as syndication agent, and LASALLE BANK NATIONAL ASSOCIATION, as documentation agent.

PRELIMINARY STATEMENT:

The Borrowers, the Lenders and the Agents have entered into a Secured Revolving Credit Agreement dated as of April 7, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.  The parties hereto agree as follows:

SECTION 1.                                AMENDMENTS TO CREDIT AGREEMENT

1.1                                 Amendment to Section 8.1(a).  Section 8.1(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(a)                                  Ratio of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of Consolidated Total Debt to Consolidated EBITDA for the twelve month period ending on the last day of the most recent fiscal quarter of Monster Worldwide to exceed 2.00 to 1.00 at any time; provided that for the purposes of this Section 8.1(a), Consolidated EBITDA for the twelve month period ending on the last day of the fiscal quarters of Monster Worldwide ended on June 30, 2003, September 30, 2003 and December 31, 2003 shall be calculated as follows:  (i) for the fiscal quarter ending on June 30, 2003, Consolidated EBITDA shall be equal to four times Consolidated EBITDA for the three month period ending on the last day of such fiscal quarter, (ii) for the fiscal quarter ending on September 30, 2003, Consolidated EBITDA shall be equal to two times Consolidated EBITDA for the six month period ending on the last day of such fiscal quarter and (iii) for the fiscal quarter ending on December 31, 2003, Consolidated EBITDA shall be equal to 1.3333 times Consolidated EBITDA for the nine month period ending on the last day of such fiscal quarter, and provided further that, the historic EBITDA for the period of calculation for any Person acquired by the Borrowers or any of their Subsidiaries that constitutes a Permitted Acquisition shall be included in the definition of Consolidated EBITDA for purposes of this Section 8.1(a).

1.2                                 Amendment to Section 8.1(b).  Section 8.1(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter of Monster Worldwide, commencing with the fiscal quarter ending on March 31, 2004, to be less than 2.00 to 1.00 for the twelve-month period ending on the last day of such fiscal quarter.

1.3                                 Amendment to Section 8.2(j).  Section 8.2(j) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(j) Indebtedness constituting part of consideration of a Permitted Acquisition, provided that such Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders and no Default or Event of Default would result from the incurrance of such Indebtedness; provided however, the following shall not be required to be subordinated to the Obligations: (i) the proposed earnouts in connection with the proposed Permitted Acquisition of Project Dell substantially as described in Exhibit A attached to this Amendment No. 4 to the Credit Agreement, (ii) the earnouts in connection with the Permitted Acquisition of QuickHire, Inc. (including the related acquisition of InterNet Technologies, Inc.), more particularly described in Exhibit B attached to this Amendment No. 4 to the Credit Agreement, (iii) the deferred cash consideration to be paid by Monster Worldwide in connection with the proposed Permitted Acquisition of Webneuron Services Limited (which conducts business under the name JobsAhead), substantially as described in Exhibit C attached to this Amendment No. 4 to the Credit Agreement, and (iv) the deferred cash consideration to be paid by Monster Worldwide in connection with the Permitted Acquisition of Military Advantage, Inc. more particularly described in Exhibit D attached to this Amendment No. 4 to the Credit Agreement.

1.4                                 Amendment to Section 8.8(h).  Section 8.8(h) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

(h) subject to Section 8.8(j), Investments consisting of acquisitions of Capital Stock or assets pursuant to a Permitted Acquisition, provided that, the aggregate amount of cash consideration (including any debt that is assumed by the Borrowers in a Permitted Acquisition that is due and payable immediately upon the consummation of such Permitted Acquisition, less any cash acquired in such transaction) paid for all such acquisitions shall not exceed (i) during the fiscal year ending on December 31, 2003, $50,000,000, (ii) during the fiscal year ending on December 31, 2004, $130,000,000 and (iii) during the fiscal year ending on

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December 31, 2005 and for each subsequent fiscal year thereafter (A) $50,000,000 for such fiscal year or (B) $75,000,000 for such fiscal year if the Borrowers have a Pro-Forma Net Cash Balance of no less than $75,000,000 immediately after giving effect to such an acquisition, plus, in the case of (A) and (B), 75% of the amount of net cash proceeds generated by Monster Worldwide from the issuance and sale of its common stock to the public (“Cash Proceeds Basket”); provided that to the extent that the cash consideration paid for Investments permitted in this Section 8.8(h), does not fully utilize the Cash Proceeds Basket in any fiscal year, such unutilized portion of the Cash Proceeds Basket may be carried forward and utilized in any succeeding fiscal year;

SECTION 2.                                CONDITIONS TO EFFECTIVENESS

2.1                                 Resolutions; Execution and Delivery.  This Amendment shall become effective (the “Amendment Effective Date”) as of the date first above written when, and only when, the Administrative Agent has received (i) evidence that all corporate and other proceedings taken or to be taken in connection with this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its respective counsel and such counsel shall have received all such counterpart originals or certified copies of such documents as such the Administrative Agent may request., (ii) counterparts of this Amendment executed by each Borrower, each Loan Party, each Issuing Lender and the Required Lenders, and (iii) each Lender that executes and delivers this Amendment shall have received a fee equal to 0.05% of such Lender’s Commitment (“the Amendment Fee”), on or before the Amendment Effective Date.

SECTION 3.                                REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants as follows:

3.1                                 Representations and Warranties in Credit Agreement.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.2                                 Corporate Power and Authority.  Each Loan Party is duly authorized and empowered to enter into, execute, deliver and perform this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such Loan Party or any consent or the authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (except as specifically contemplated by the Loan Documents); (ii) contravene any Loan Parties’ charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Loan Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its Properties may be bound or affected that could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now

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owned or hereafter acquired by such Loan Party (except as specifically contemplated by the Loan Documents).

3.3                                 Legally Enforceable Agreement.  This Amendment is a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

3.4                                 No Liens on Foreign Subsidiary Capital Stock.  Except as disclosed on Schedule 5.12(a), there are no Liens, encumbrances or claims by any Person in any of the Capital Stock of any Foreign Subsidiary, except in favor of the Administrative Agent.

SECTION 4.                                COVENANTS

4.1                                 Payment on Demand of Fees, Costs and Expenses.                    Each Borrower covenants to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the Amendment Fee and the reasonable fees, expenses and other charges of counsel for the Administrative Agent) in accordance with the terms of Section 11.5 of the Credit Agreement.

SECTION 5.                                REFERENCE TO AND EFFECT TO THE CREDIT AGREEMENT

5.1                                 References.                                  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

5.2                                 Full Force and Effect.                               The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

5.3                                 No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 6.                                MISCELLANEOUS

6.1                                 Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but

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one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

6.2                                 GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.                                REAFFIRMATION

7.1                                 Subsidiary Guarantor Reaffirmations.  Each Subsidiary Guarantor party hereto hereby consents to this Amendment and acknowledges and reaffirms all of its obligations and undertakings under the Guarantee and Collateral Agreement to which it is a party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MONSTER WORLDWIDE, INC., as Borrower

By:	/s/ David Trapani
	Name:	David Trapani
	Title:	Treasurer

TMP WORLDWIDE LIMITED, as Borrower and UK Borrower

By:	/s/ Andrew Wilkinson
	Name:	Andrew Wilkinson
	Title:	Chief Executive U.K.

BARTLETT SCOTT EDGAR LIMITED, as Borrower and UK Borrower

By:	/s/ David Stewart Moffatt
	Name:	David Stewart Moffatt
	Title:	Director

[Signature Page to Amendment No.4]

AGREED AND ACCEPTED BY:

CAREERBAY.COM LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: Chairman and CEO of Monster Worldwide, Inc., Managing Member

FINAID PAGE, LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President, FastWeb, Inc., Managing Member

[Signature Page to Amendment No.4]

FASTWEB, LLC.
FINAID PAGE, INC.
FLIPDOG INC.
GENERAL DIRECTORY ADVERTISING SERVICES, INC.
TMP ADVERTISING CORP.
HUNT MARKETING, INC.
IN2, INC.
INTERFACE INSURANCE AGENCY, INC.
INTERFACE REALTY, INC.
INTERNET TECHNOLOGIES, INC.
M.S.I. - MARKET SUPPORT INTERNATIONAL, INC.
MILITARY ADVANTAGE, INC.
MONSTER (CALIFORNIA), INC.
MONSTER, INC.
MONSTER GOVERNMENT SOLUTIONS, LLC.
MONSTER WORLDWIDE TECHNOLOGIES, LLC.
MONSTER.COM INC.
MONSTERMOVING.COM, INC.
MONSTERTRAK CORPORATION
OCC.COM INC.
O’CONNOR AGENCY
PROVIDENCE DIRECTORY SOLUTIONS, INC.
QUICKHIRE, LLC.
TELEPHONE DIRECTORY ADVERTISING, INC.
TMP DIRECTIONAL MARKETING INC.
TMP FOX ACQUISITION CORP.
TMP WORLDWIDE INC.
TMP.COM INC.
US MOTIVATION, INC.
USMOTIVATION PROMOTIONAL SERVICES, INC.

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President

[Signature Page to Amendment No.4]

TMP ADVERTISING SERVICES, L.P.

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: President, TMP Advertising Corporation, General Partner

TMP INTERACTIVE OF NY, LLC

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: Chairman and CEO of Monster Worldwide, Inc., Managing Member

[Signature Page to Amendment No.4]

BY THEIR SIGNATURE BELOW, EACH PARTY HEREBY AGREES TO THE TERMS OF THIS LETTER:

FLEET NATIONAL BANK, as Administrative Agent and as a Lender

By:	/s/ Thomas J. Levy
Name: Thomas J. Levy
Title: Senior Vice President

THE ROYAL BANK OF SCOTLAND plc, as Syndication Agent and as a Lender

By:	/s/ Julian Daxin
	Name:	Julian Daxin
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Anthony M. Buehler
Name: Anthony M. Buehler
Title: Vice President

BARCLAYS BANK PLC, as Lender

By:	/s/ Vincent Muldoon
Name: Vincent Muldoon
Title: Relationship Director

FIFTH THIRD BANK, as Lender

By:	/s/ John Chapman
	Name:	John Chapman
	Title:	Assistant Vice President

[Signature Page to Amendment No.4]